UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 31, 2007
IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada	0-24216	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1
(Address of Principal Executive Offices) (Postal Code)
(905) 403-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 31, 2007, the Company entered into amendments to the employment agreements of each of Richard L. Gelfond and Bradley J. Wechsler, the Company’s Co-CEOs, which extended their respective employment terms through December 31, 2009. The amendments provide that each of the Co-CEOs shall: (i) continue to be paid a base salary of $500,000 per year, (ii) be considered for a bonus based upon performance during the years ending December 31, 2008 and 2009, and (iii) be granted 600,000 stock appreciation rights (“SARs”), which entitle each Co-CEO to receive cash from the Company equal to any increase in the fair market value of the common shares of the Company from the fair market value thereof on December 31, 2007 to the date of exercise of the SARs; 150,000 of the SARs shall vest on each of June 30, 2008, December 31, 2008, June 30, 2009 and December 31, 2009, the SARs expire on December 31, 2017, and vesting accelerates on a change of control of the Company. The restrictive covenants, including non-competition provisions, of the Co-CEOs’ existing employment agreements, as well as other provisions not modified by the amendments, remain in force. The Co-CEO’s previous employment agreements expired as of December 31, 2007.
On December 31, 2007, the Company entered into an amended employment agreement with Greg Foster, the Company’s President and Chairman Filmed Entertainment, which extended Mr. Foster’s employment term through July 1, 2010. The amendment provides that Mr. Foster shall: (i) be paid a minimum bonus of $425,000 in respect of each of the 2008 and 2009 fiscal years, and (ii) be granted 300,000 SARs, which entitle Mr. Foster to receive cash from the Company equal to any increase in the fair market value of the common shares of the Company from the fair market value thereof on December 31, 2007 to the date of exercise of the SARs; 150,000 of the SARs shall vest on each of July 1, 2009 and July 1, 2010, the SARs expire on December 31, 2017, and vesting accelerates on a change of control of the Company. The amendment extends to March 10, 2009 the date by which Mr. Foster is eligible for an incentive bonus upon the change of control of the Company. The restrictive covenants, including non-competition provisions, of Mr. Foster’s existing employment agreements, as well as other provisions not modified by the amendment, remain in force. Mr. Foster’s previous employment agreement expired as of July 1, 2008.
On December 31, 2007, the Company entered into an amendment to the employment agreement with Robert D. Lister, the Company’s Senior Executive Vice President and General Counsel, under which Mr. Lister’s employment term was extended until January 1, 2010. The amendment provides that Mr. Lister shall (i) receive an annual salary of $442,497 which is, thereafter, subject to his performance review in 2009, and (ii) be granted 120,000 SARs, which entitle Mr. Lister to receive cash from the Company equal to any increase in the fair market value of the common shares of the Company from the fair market value thereof on December 31, 2007 to the date of exercise of the SARs; 60,000 of the SARs shall vest on each of December 31, 2008 and December 31, 2009, the SARs expire on December 31, 2017, and vesting accelerates on a change of control of the Company. The restrictive covenants, including non-competition provisions, of Mr. Lister’s existing employment agreements, as well as other provisions not modified by the amendment, remain in force. Mr. Lister’s previous employment agreement expired as of December 31, 2007. In addition, on December 31, 2007, the Company entered into an agreement to grant Mr. Lister 60,000 SARs, which entitle Mr. Lister to receive cash from the Company equal to any increase in the fair market value of the common shares of the Company from the fair market value thereof on December 31, 2007 to the date of exercise of the SARs. The SARs shall vest in five (5) installments as follows: 6,000 on December 31, 2008; 9,000 on December 31, 2009; 12,000 on December 31, 2010; 15,000 on December 31, 2011 and 18,000 on December 31, 2012. The SARs expire on December 31, 2017, and vesting accelerates on a change of control of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)
Date: December 31, 2007	By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
Chief Financial Officer

	By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
Corporate Secretary